As filed with the Securities and Exchange Commission on July 19, 2000
                                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           QUEENS COUNTY BANCORP, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                                     06-1377322
(state or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)

                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354
                                 (718) 359-6400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

               QUEENS COUNTY BANCORP, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)
                     -------------------------------------
                                               COPIES TO:
  JOSEPH R. FICALORA                           LAWRENCE M.F. SPACCASI, ESQUIRE
  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE      MULDOON, MURPHY & FAUCETTE LLP
  OFFICER                                      5101 WISCONSIN AVENUE, N.W.
  QUEENS COUNTY BANCORP, INC.                  WASHINGTON, D.C.  20016
  38-25 MAIN STREET                            (202) 362-0840
  FLUSHING, NEW YORK  11354
  (718) 359-6400
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     ----

==============================================================================================
Title of each Class of                       Proposed
  Securities to be        Amount to be    Purchase Price   Estimated Aggregate   Registration
    Registered           Registered (1)     Per Share       Offering Price(2)        Fee
----------------------------------------------------------------------------------------------
    Common Stock           1,000,000
   $.01 par Value           Shares           $20.06(2)         $20,060,000          $5,296
==============================================================================================

(1) 1,000,000 additional shares are being registered for issuance pursuant to the Queens County Bancorp, Inc. 1997 Stock Option Plan ("Option Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $20.06, based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of Queens County Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on July 12, 2000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.
Number of Pages 9
Exhibit Index begins on Page 2


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

      The contents of the previously filed Registration Statement for Queens County Bancorp, Inc., dated August 5, 1997 (Registration No. 333-32881) is hereby incorporated by reference. This registration statement is being filed to register additional shares of Common Stock.


Item 8.  Exhibits
------

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8/A (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

       No.               Exhibit
       ---               -------

        4         Stock Certificate of Queens County Bancorp, Inc. (1)

        5 Opinion of Muldoon, Murphy & Faucette LLP, Washington, D.C., as to the legality of the common stock registered hereby.

       10         Queens County Bancorp, Inc. 1997 Stock Option Plan (2)

       23.1       Consent of KPMG LLP.

       23.2       Consent of Muldoon, Murphy & Faucette LLP (see Exhibit 5).

       24         Power of attorney (see signature pages).

----------------------------
(1) Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 33-66852), as amended, filed with the SEC on July 30, 1993 and declared effective on October 1, 1993.

(2) Incorporated herein by reference from Exhibit A to the Proxy Statement on form DEF 14A (SEC 000-22278) filed with the SEC on March 20, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Queens County Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flushing, and State of New York the 18th day of July, 2000.

                                    QUEENS COUNTY BANCORP, INC.




                                    By:   /s/ Joseph R. Ficalora
                                          ----------------------------
                                          Joseph R. Ficalora
                                          Chairman, President and Chief
                                           Executive Officer
                                          (Principal Executive Officer)


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ficalora) constitutes and appoints Joseph R. Ficalora, and Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8/A Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                    Title                                     Date
    ----                    -----                                     ----

/s/ Joseph R. Ficalora      Chairman of the Board, President and   July 18, 2000
-----------------------     Chief Executive Officer
Joseph R. Ficalora          (Principal Executive Officer)

/s/ Michael J. Lincks       Executive Vice President and           July 18, 2000
---------------------       Corporate Secretary
Michael J. Lincks


/s/ Robert Wann             Senior Vice President, Comptroller     July 18, 2000
------------------          and Chief Financial Officer
Robert Wann                 (Principal Financial and Accounting
                            Officer)


/s/ Harold E. Johnson       Director                               July 18, 2000
----------------------
Harold E. Johnson


/s/ Donald M. Blake         Director                               July 18, 2000
----------------------
Donald M. Blake


/s/ Max L. Kupferberg       Director                               July 18, 2000
-----------------------
Max L. Kupferberg


/s/ Henry E. Froebel        Director                               July 18, 2000
-----------------------
Henry E. Froebel


/s/ Howard C. Miller        Director                               July 18, 2000
-----------------------
Howard C. Miller


/s/ Dominick Ciampa         Director                               July 18, 2000
---------------------
Dominick Ciampa


/s/ Richard H. O'Neill      Director                               July 18, 2000
-----------------------
Richard H. O'Neill